Exhibit 10.4
Assignment of Working Interest

State of Texas	§
	§	Know All Men By These Presents
County of Eastland	§

That WEST TEXAS ROYALTIES, INC. (hereinafter referred to as “Assignor”), whose address is P.O. Box 968, Hale Center, Hale County, Texas 79041, in consideration of the sum of TEN and NO/100 Dollars ($10.00) and other valuable consideration paid by WEST TEXAS RESOURCES, INC., (hereinafter referred to as “Assignee”), whose address is 5729 Lebanon Road, Suite 144 PMB 345, Frisco, Denton County, Texas 75034, the receipt of which is hereby acknowledged has granted bargained, sold and conveyed and does by these presents grant, bargain, sell and convey, without warranty of title either express or implied, unto Assignee, its successors and assigns, an undivided 31.25% working interest in and to all of its right, title and interest acquired by that certain Assignment and Bill of Sale dated July 7, 2011, from David Burke Robinson and Irvine E. Robinson, Individually and dba Rock Operating to West Texas Royalties, Inc., recorded as Eastland County Document Number 2011-001910, Official Public Records of Eastland County, Texas and covering the following described tracts and wells, to wit:

Tract One: 80 acres, more or less, being the West half (W/2) of the Southeast Quarter (SE/4) of Section 27, Block 2, E.T. RR. Co. Survey, Abstract 106, Eastland County, Texas and the Rock Operating No. 1 C.M. Knott well located 467’ FWL and 467’ FNL of the W/2 of the SE/4; and

Tract Two: 40 acres, more or less, being the Northeast Quarter (NE/4) of the Northeast Quarter (NE/4) of Section 27, Block 2, E.T. RR. Co. Survey, Abstract 106, Eastland County, Texas and the Dallas Production No. 1 Rutherford well located 467’ FNL and 467” FEL of the NE/4.

This Assignment of working interest is subject to all existing royalty and overriding royalties burdening the properties of record in Eastland County, Texas on July 7, 2011 and the interest assigned hereby shall bare its prorata share of same.

It is understood between the parties to this agreement that all conditions between the parties hereunto shall extend to their heirs, executors, administrators, successors and assigns.

In Witness whereof, this instrument is executed the 30th day of September, 2011.

WEST TEXAS ROYALTIES, INC.

By:	/s/ John Browning
John Browning, President

Assignment of Working Interest	Page 1 of 2

State of Texas	§
§
County of Eastland	§

This instrument was acknowledged before me on the 30th day of September, 2011, by John Browning, President of West Texas Royalties, Inc., on behalf of said corporation.

/s/ Tammy C. Elliott
Notary Public, in and for the State of Texas

PREPARED IN THE OFFICE OF:

Brad Stephenson
Attorney at Law
116 North Seaman Street
P.O. Box 1036
Eastland, Texas 76448-1036

AFTER RECORDING RETURN TO:

Innovative Petroleum Corporation
1901 Post Oak Blvd. #4212
Houston, Texas 77056

Assignment of Working Interest	Page 2 of 2